Exhibit 99.1

Altra Reports Fourth-Quarter 2020 Results

Delivers 2.6% Revenue Growth, Strong Cash Generation and Working Capital Improvements in Q4

Prudent Cost Management Resulted in Record Operating Cash Flows

Paid Down $160 million of Debt, Exceeding our Payment Goals and Leverage Targets

Provides 2021 Guidance

BRAINTREE, Mass., February 12, 2021 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a leading global manufacturer and supplier of motion control, power transmission and automation products, today announced unaudited financial results for the fourth quarter ended December 31, 2020.

Financial Highlights

•

Fourth-quarter 2020 net sales were $453.2 million, up 2.6% from the $441.9 million in the fourth quarter of 2019. Fiscal year 2020 net sales were $1.726 billion, slightly above the high end of the Company’s previously provided guidance range. Fourth-quarter 2020 organic sales were up 30 basis points for the combined business compared with the fourth quarter of 2019.

•

Fourth-quarter 2020 Power Transmission Technologies (“PTT”) segment sales were down 5.1% and Automation & Specialty (“A&S”) segment sales were up 10.2%. Excluding the impact of foreign currency translation, PTT segment sales were down 7.6% and A&S segment sales were up 8.2% compared with the prior year.*

•

Fourth-quarter net income was $31.2 million, or $0.48 per diluted share, compared with $37.3 million, or $0.58 per diluted share, in the fourth quarter of 2019. Non-GAAP net income in the fourth quarter of 2020 was $49.6 million, or $0.76 per diluted share. This is compared with non-GAAP net income of $42.7 million, or $0.66 per diluted share, in the fourth quarter of 2019.*

•	Fiscal year 2020 net income was a loss of $25.5 million, or a loss of $0.39 per share and non-GAAP net income was $186.9 million, or $2.88 per diluted share, our best performance ever.*
•	Non-GAAP adjusted EBITDA in the fourth quarter of 2020 was $96.1 million, or 21.2% of net sales, compared with $89.4 million, or 20.2% of net sales, in the fourth quarter of 2019.*
•

Operating income margin in the fourth quarter of 2020 was 12.8% compared with 11.8% in the fourth quarter of 2019. Non-GAAP operating income margin in the fourth quarter of 2020 was 17.2%, compared with 16.4% in the fourth quarter of 2019.*

•

Cash flow from operations for the year ended December 31, 2020 was $262.5 million, compared with cash flow from operations of $255.9 million for the prior year end. Non-GAAP Free Cash Flow for the year ended December 31, 2020 was $228.8 million, compared with Non-GAAP Free Cash Flow of $204.2 million for the prior year end.  Non-GAAP Adjusted Free Cash Flow, which excludes the impact of the interest rate swap termination payment, was $263.5 million and $204.2 million for the years ended December 31, 2020 and 2019, respectively.*

•

Paid down $70.0 million on the Company’s outstanding term loan in the fourth quarter of 2020, bringing total debt pay down to $160 million in 2020 and $310 million since the closing of the A&S merger on October 1, 2018. At the end of the fourth quarter, Altra’s cash balance and availability under the revolving credit facility were $254.4 million and $295.5 million, respectively.

Management Comments

“We ended the year with an exceptional fourth quarter marked by careful cost management, strong cash flow generation and significant progress de-levering the balance sheet,” said Carl Christenson, Altra’s Chairman and Chief Executive Officer. “By leveraging our market position, diversified portfolio and demand improvements in several markets – including wind and class 8 trucks in China -- we exceeded our revenue expectations for the quarter. Additionally, through our focus on cost containment and by leveraging Altra’s world-class business system, we grew margins and delivered excellent working capital performance in the quarter.

“On a full-year basis, the broad diversity of our end markets and our ability to act nimbly to control costs through the pandemic allowed us to deliver outstanding performance. We generated $263.5 million in Non-GAAP Adjusted free cash flow which allowed us to pay down $160 million of debt in 2020 and exit the year with Net Debt to Non-GAAP Adjusted EBITDA leverage below 3.2x -- far exceeding our expectations and advancing us toward our historical levels of 2.0x to 3.0x.*

“What was abundantly clear through the events of 2020 is that our people are our greatest asset. I am incredibly proud of the resilience and agility demonstrated by the Altra team as they focused on maintaining safe working environments through a global pandemic while also serving our customers with our innovative solutions and delivering these exceptional financial results,” Christenson continued.

“As we look to the year ahead, our strategic priorities continue to be managing costs, driving margin enhancement, de-levering our balance sheet and positioning Altra to grow and thrive as a premier industrial company for the long term.”

Business Outlook

“We are taking a cautious approach to our initial outlook for 2021 due to the ongoing uncertainty related to the duration of the COVID-19 pandemic and timing of a broad economic recovery,” continued Christenson. “We are hopeful that market conditions improve sooner than our guidance currently assumes and will revisit our outlook appropriately as we gain better visibility. We remain confident that we have the right talent, financial discipline and market strength to continue to navigate the current environment while advancing our strategic priorities to solidify Altra as a world-class premier industrial company.”

The following guidance reflects management’s best estimate and practical assessment of the financial impact of COVID-19 to the Company’s business, at this time. This guidance assumes the general industrial economy will not begin a full recovery until late in 2021.  In addition, the guidance assumes that approximately $40 million of cost savings realized in 2020 will phase back in throughout 2021, with the full effect of the costs coming back by the second half of the year.

Altra is providing guidance for full year 2021 as follows:

•	Full-year 2021 sales in the range of $1,790 million to $1,830 million
•	GAAP diluted EPS in the range of $1.97 to $2.10
•	Non-GAAP diluted EPS in the range of $2.95 to $3.15*
•	Non-GAAP adjusted EBITDA in the range of $370.0 million to $385.0 million*

•	Tax rate for the full year of approximately 20% to 23% before discrete items
•	Capital expenditures in the range of $45 million to $50 million
•	Depreciation and amortization in the range of $120 million to $125 million
•	Non-GAAP Adjusted Free cash flow in the range of $185 million to $210 million*

*Reconciliations of Non-GAAP Disclosures

(Amounts in Millions of Dollars, except per share information)

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income/(loss)	$31.2	$37.3	$(25.5)	$127.2

Restructuring and consolidation costs	1.9	2.4	7.4	14.1
Acquisition related stock compensation expense	0.4	0.6	1.8	3.2
Acquisition related amortization expense	17.5	17.5	69.8	70.4
Automation and Specialty acquisition purchase price adjustment	—	—	(0.8)	—
Non-cash amortization of interest rate swap settlement fee	3.4	—	9.0	—
Impairment of intangible assets - trademarks	—	—	8.4	—
Cross currency interest rate swap settlement fee	—	—	0.9	—
Acquisition related expenses	—	—	—	0.7
Tax impact of above adjustments	(4.8)	(4.6)	(20.4)	(20.8)
Non-cash deferred tax benefit due to income tax rate change in India	—	(10.5)	—	(10.5)
2019 tax benefit due to income tax rate change	—	—	(2.8)	—
Impairment of intangible assets - goodwill	—	—	139.1	—
Non-GAAP net income*	$49.6	$42.7	$186.9	$184.3
Non-GAAP diluted earnings per share*	$0.76	$0.66	$2.88	$2.86

*Reconciliation of Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net cash flows (used) provided from operating activities	$100.7	$75.5	$262.5	$255.9
Purchase of property, plant and equipment	(9.4)	(14.8)	(33.7)	(51.7)
Non-GAAP free cash flow*	91.3	60.7	228.8	204.2
Payment for interest rate swap settlement	—	—	34.7	—
Non-GAAP adjusted free cash flow*	$91.3	$60.7	$263.5	$204.2

*Reconciliation of Net Debt

	Amounts in millions
	Years Ended December 31,
	2020	2019
Debt	$1,443.2	$1,604.0
Cash	(254.4)	(167.3)
Net debt	$1,188.8	$1,436.7

*Reconciliation of Non-GAAP Income from Operations:

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Income from operations	$58.0	$52.1	$77.5	$224.1
Income from operations as a percent of net sales	12.8%	11.8%	4.5%	12.2%
Restructuring and consolidation costs	1.9	2.4	7.4	14.1
Acquisition related stock compensation expense	0.4	0.6	1.8	3.2
Acquisition related amortization expense	17.5	17.5	69.8	70.4
Impairment of goodwill and intangible asset	—	—	147.5	—
Acquisition related expenses	—	—	—	0.7
Non-GAAP income from operations*	$77.8	$72.6	304.0	$312.5
Non-GAAP Income from operations as a percent of net sales	17.2%	16.4%	17.6%	17.0%

*Reconciliation of Non-GAAP Operating Income and Non-GAAP Operating Income Margin

Selected Statement of Income Data
	Quarter Ended December 31, 2020			Quarter Ended December 31, 2019
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$453.2	$—	$453.2	$441.9	$—	$441.9
Cost of sales	291.3	—	291.3	284.5	—	284.5
Gross profit	161.9	—	161.9	157.4	—	157.4
Operating Expenses
Selling, general & administrative expenses	86.8	17.9	68.9	88.2	18.1	70.1
Research and development expenses	15.2	—	15.2	14.7	—	14.7
Restructuring costs	1.9	1.9	—	2.4	2.4	—
Income from Operations	$58.0	$19.8	$77.8	$52.1	$20.5	$72.6
GAAP and Non-GAAP Income from operations as a percent of net sales	12.8%		17.2%	11.8%		16.4%

	Year to Date Ended December 31, 2020			Year to Date Ended December 31, 2019
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$1,726.0	$—	$1,726.0	$1,834.1	$—	$1,834.1
Cost of sales	1,103.6	—	1,103.6	1,177.8	—	1,177.8
Gross profit	622.4	—	622.4	656.3	—	656.3
Operating Expenses
Selling, general & administrative expenses	332.2	71.6	260.6	359.0	74.3	284.7
Impairment of goodwill and intangible assets	147.5	147.5	—	—	—	—
Research and development expenses	57.8	—	57.8	59.1	—	59.1
Restructuring costs	7.4	7.4	—	14.1	14.1	—
Income from Operations	$77.5	$226.5	$304.0	$224.1	$88.4	$312.5
GAAP and Non-GAAP Income from operations as a percent of net sales	4.5%		17.6%	12.2%		17.0%

*Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income/(loss)	$31.2	$37.3	$(25.5)	$127.2

Asset impairment and other, net	2.9	0.4	1.7	0.1
Impairment of goodwill and intangible asset	—	—	147.5	—
Automation and Specialty acquisition purchase price adjustment	—	—	(0.8)	—
Tax expense	8.3	(3.4)	29.5	21.0
Interest expense	17.9	17.2	72.1	73.8
Depreciation expense	13.6	14.5	57.8	58.0
Acquisition related amortization expense	17.5	17.5	69.8	70.4
Acquisition related expenses	—	—	—	0.7
Stock compensation expense	2.8	3.5	13.1	13.6
Restructuring and consolidation expense	1.9	2.4	7.4	14.1
Non-GAAP adjusted EBITDA	$96.1	$89.4	$372.6	$378.9
Non-GAAP adjusted EBITDA as a percent of net sales	21.2%	20.2%	21.6%	20.7%

*Reconciliation of 2021 Non-GAAP Net Income Guidance and Non-GAAP Diluted EPS Guidance:

	Fiscal Year 2021	Fiscal Year 2021 Diluted EPS
Net income per share diluted	$128.7 - $137.1	$1.97 - $2.10
Restructuring and consolidation costs	0.8 - 2.8
Acquisition related stock compensation expense	0.9
Acquisition related amortization expense	67.8 - 71.5
Non-cash unamortized interest rate swap expense	11.8
Tax impact of above adjustments(1)(2)**	(17.9) - (18.7)
Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance	$192.1 - $205.4	$2.95 - $3.15
(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.5% - 22.0% by the above items

*Reconciliation of 2021 Non-GAAP Adjusted EBITDA Guidance:

Fiscal Year 2021
Net income per share diluted	$128.7 - $137.1
Interest expense	68.5 - 71.5
Tax expense	38.4 - 34.3
Depreciation expense	52.5 - 53.5
Acquisition related amortization expense	67.8 - 71.5
Stock based compensation	13.3 - 14.3
Restructuring and consolidation costs	0.8 - 2.8
Non-GAAP adjusted EBITDA Guidance	$370.0 - $385.0

Conference Call

The Company will conduct an investor conference call to discuss its unaudited fourth quarter and full year 2020 financial results on Friday, February 12, 2021 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (866) 209-9085 domestically or (647) 689-5687 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under Events & Presentations in the Investor Relations section.

The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on February 12 through midnight on February 26, 2021. To listen to the replay, dial (800) 585-8367 domestically or (416) 621-4642 for international access (Conference ID: 9897386). A webcast replay also will be available.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial global manufacturer and supplier of highly engineered motion control, automation, power transmission, and engine braking systems and components. Altra's portfolio consists of 27 well-respected brands including Bauer Gear Motor, Boston Gear, Jacobs Vehicle Systems, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has approximately 9,400 employees and 48 production facilities in 16 countries around the world.

Consolidated Balance Sheets	Years Ended December 31,
In Millions of Dollars	2020	2019
Assets:	(Unaudited)
Current Assets
Cash and cash equivalents	$254.4	$167.3
Trade receivables, net	240.8	243.2
Inventories	210.4	222.5
Income tax receivable	6.9	5.2
Prepaid expenses and other current assets	35.7	29.1
Total current assets	748.2	667.3
Property, plant and equipment, net	344.2	354.4
Intangible assets, net	1,459.6	1,502.4
Goodwill	1,596.0	1,694.9
Deferred income taxes	4.9	3.0
Other non-current assets, net	14.2	25.1
Operating lease right of use assets	41.0	36.6
Total assets	$4,208.1	$4,283.7

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$163.6	$154.7
Accrued payroll	76.2	58.3
Accruals and other current liabilities	73.0	82.0
Income tax payable	18.8	13.2
Current portion of long-term debt	16.6	18.0
Operating lease liabilities	13.3	13.5
Total current liabilities	361.5	339.7
Long-term debt, less current portion and net of unaccreted discount	1,408.1	1,563.8
Deferred income taxes	359.6	369.1
Pension liabilities	35.4	30.8
Long-term taxes payable	2.7	4.5
Other long-term liabilities	14.3	28.8
Operating lease liabilities, net of current portion	29.8	24.7
Total stockholders' equity	1,996.7	1,922.3
Total liabilities, and stockholders' equity	$4,208.1	$4,283.7

Reconciliation to operating working capital:
Trade receivables, net	240.8	243.2
Inventories	210.4	222.5
Accounts payable	(163.6)	(154.7)
Non-GAAP operating working capital*	$287.6	$311.0

Consolidated Statements of Income Data:	Quarter Ended December 31,				Year Ended December 31,
In Millions of Dollars, except per share amounts	2020		2019		2020		2019
	(Unaudited)				(Unaudited)
Net sales	$453.2		$441.9		$1,726.0		$1,834.1
Cost of sales	291.3		284.5		1,103.6		1,177.8
Gross profit	161.9		157.4		622.4		656.3
Gross profit as a percent of net sales	35.7%		35.6%		36.1%		35.8%
Selling, general & administrative expenses	86.8		88.2		332.2		359.0
Impairment of goodwill and intangible asset	—		—		147.5		—
Research and development expenses	15.2		14.7		57.8		59.1
Restructuring and consolidation costs	1.9		2.4		7.4		14.1
Income from operations	58.0		52.1		77.5		224.1
Income from operations as a percent of net sales	12.8%		11.8%		4.5%		12.2%
Interest expense, net	17.9		17.2		72.1		73.8
Other non-operating expense (income), net	0.6		1.0		1.4		2.1
Income before income taxes	39.5		33.9		4.0		148.2
(Benefit)/Provision for income taxes	8.3		(3.4)		29.5		21.0
Income tax rate	21.0%		-10.0%		737.5%		14.2%
Net income/(loss)	$31.2		$37.3		$(25.5)		$127.2

Weighted Average common shares outstanding:
Basic	64.7		64.4		64.6		64.3
Diluted - includes impact of convertible debt redemptions	65.2		64.6		64.6		64.5
Net income/(loss) per share:
Basic	0.48		0.58		$(0.39)		1.98
Diluted	0.48		0.58		$(0.39)		1.97

Reconciliation of Non-GAAP Income From Operations:
Income from operations	$58.0		$52.1		$77.5		$224.1
Restructuring and consolidation costs	1.9		2.4		7.4		14.1
Acquisition related stock compensation expense	0.4		0.6		1.8		3.2
Acquisition related amortization expense	17.5		17.5		69.8		70.4
Impairment of goodwill and intangible asset	—		—		147.5		—
Acquisition related expenses	—		—		—		0.7
Non-GAAP income from operations *	$77.8		$72.6		$304.0		$312.5
Non-GAAP Income from operations as a percent of net sales	17.2%		16.4%		17.6%		17.0%
Reconciliation of Non-GAAP Net Income:
Net income (loss)	$31.2		$37.3		$(25.5)		$127.2
Restructuring and consolidation costs	1.9		2.4		7.4		14.1
Acquisition related stock compensation expense	0.4		0.6		1.8		3.2
Acquisition related amortization expense	17.5		17.5		69.8		70.4
Automation and Specialty acquisition purchase price adjustment	—		—		(0.8)		—
Non-cash amortization of interest rate swap settlement fee	3.4		—		9.0		—
Impairment of intangible assets - trademarks	—		—		8.4		—
Cross currency interest rate swap settlement fee	—		—		0.9		—
Acquisition related expenses	—		—		—		0.7
Tax impact of above adjustments	(4.8)		(4.6)		(20.4)		(20.8)
Non-cash deferred tax benefit due to income tax rate change in India	—		(10.5)		—		(10.5)
2019 tax benefit due to income tax rate change	—		—		(2.8)		—
Impairment of intangible assets - goodwill	—		—		139.1		—
Non-GAAP net income *	$49.6		$42.7		$186.9		$184.3
Non-GAAP diluted earnings per share *	$0.76	(1)	$0.66	(2)	$2.88	(3)	$2.86	(4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 20.7% by the above items.
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 22.6% by the above items.
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.1% by the above items.
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.5% by the above items.

	Years Ended December 31,
	2020	2019
Cash flows from operating activities	(Unaudited)
Net income/(loss)	$(25.5)	$127.2
Adjustments to reconcile net income to net cash flows:
Depreciation	57.8	58.0
Amortization of intangible assets	69.8	70.4
Amortization of deferred financing costs	4.6	4.6
Loss on foreign currency, net	1.2	—
Accretion of debt discount	0.5	0.5
Non-cash amortization of interest rate swap expense	9.0	—
Impairment of goodwill and intangible asset	147.5	—
Payment for interest rate swap settlement	(34.7)	—
Loss on disposals and other	0.7	0.1
(Benefit) provision for deferred taxes	(28.3)	(33.1)
Stock based compensation	13.1	13.6
Changes in assets and liabilities, net of assets acquired:
Trade receivables	10.6	14.8
Inventories	19.0	5.8
Accounts payable and accrued liabilities	18.9	(16.2)
Other current assets and liabilities	(3.6)	14.6
Other operating assets and liabilities	1.9	(4.4)
Net cash provided by operating activities	$262.5	$255.9
Cash flows from investing activities
Purchase of property, plant and equipment	(33.7)	(51.7)
Proceeds from sale of property	—	0.3
Proceeds from cross currency interest rate swap settlement	56.2	—
Investment in MTEK Industry AB	(5.0)	—
A&S Business acquisition purchase price adjustment	(1.9)	(29.5)
Net cash provided by (used in) investing activities	$15.6	$(80.9)
Cash flows from financing activities
Payments on term loan facility	(160.0)	(130.0)
Payments on Revolving Credit Facility	(100.0)	—
Borrowing under Revolving Credit Facility	100.0	—
Dividend payments	(27.8)	(44.4)
Payments of equipment, working capital notes, mortgages and other debt	(1.5)	(1.1)
Proceeds from equipment, working capital notes, mortgages and other debt	—	1.6
Shares surrendered for tax withholding	(3.9)	(4.0)
Net cash provided by (used in) by financing activities	$(193.2)	$(177.9)
Effect of exchange rate changes on cash and cash equivalents	2.2	1.2
Net change in cash and cash equivalents	87.1	(1.7)
Cash and cash equivalents at beginning of year	167.3	169.0
Cash and cash equivalents at end of period	$254.4	$167.3

Reconciliation to free cash flow:
Net cash flows from operating activities	262.5	255.9
Purchase of property, plant and equipment	(33.7)	(51.7)
Non-GAAP free cash flow *	228.8	204.2
Payment for interest rate swap settlement	34.7	—
Non-GAAP adjusted Free cash flow *	$263.5	$204.2

Selected Segment Data	Quarter Ended December 31,		Year Ended December 31,
In Millions of Dollars, except per share amount	2020	2019	2020	2019
Net Sales:
Power Transmission Technologies	$207.9	$219.1	$818.6	$907.7
Automation & Specialty	246.6	223.8	911.8	931.0
Inter-segment eliminations	(1.3)	(1.0)	(4.4)	(4.6)
Total	$453.2	$441.9	$1,726.0	$1,834.1

Income from operations:
Power Transmission Technologies	$24.5	$26.4	$97.5	$113.5
Automation & Specialty	37.6	$30.2	(10.4)	132.3
Corporate	(2.2)	$(2.1)	(2.2)	(7.6)
Restructuring and consolidation costs	(1.9)	$(2.4)	(7.4)	(14.1)
Total	$58.0	$52.1	$77.5	$224.1

*Reconciliation of Non-GAAP Income from Operations by Segment:

Selected Segment Data
(In Millions of Dollars	Quarter Ended December 31, 2020				Year to Date Ended December 31, 2020
	Power Transmission Technologies	Automation and Specialty	Corporate	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Total
Income from operations:
Income from operations	$23.0	$37.2	$(2.2)	$58.0	$92.9	$(13.2)	$(2.2)	$77.5
Restructuring costs	1.5	0.4	—	1.9	4.6	2.8	—	7.4
Acquisition related stock compensation expense	—	—	0.4	0.4	—	—	1.8	1.8
Impairment of goodwill and intangible asset	—	—	—	—	—	147.5	—	147.5
Acquisition related amortization expense	2.1	15.4	—	17.5	8.7	61.1	—	69.8
Acquisition related expenses	—	—	—	—	6.6	—	—	6.6
Total Non-GAAP Income from operations	$26.6	$53.0	$(1.8)	$77.8	$112.8	$198.2	$(0.4)	$310.6
Non-GAAP Income from operations as a percentage of Segment net sales*	12.8%	21.5%		17.2%	13.8%	21.7%		18.0%

Selected Segment Data
(In Millions of Dollars	Quarter Ended December 31, 2019				Year to Date Ended December 31, 2019
	Power Transmission Technologies	Automation and Specialty	Corporate	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Total
Income from operations:
Income from operations	$25.5	$28.7	$(2.1)	$52.1	$106.8	$124.9	$(7.6)	$224.1
Restructuring costs	0.9	1.5	—	2.4	6.7	7.4	—	14.1
Acquisition related stock compensation expense	—	—	0.6	0.6	—	—	3.2	3.2
Acquisition related amortization expense	2.3	15.2	—	17.5	9.2	61.2	—	70.4
Acquisition related expenses	—	—	—	—	—	—	0.7	0.7
Total Non-GAAP Income from operations	$28.7	$45.4	$(1.5)	$72.6	$122.7	$193.5	$(3.7)	$312.5
Non-GAAP Income from operations as a percentage of Segment net sales*	13.1%	20.3%		16.4%	13.5%	20.8%		17.0%

* Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis.  We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.  A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales

Organic sales in this release excludes the impact of foreign currency translation.

Non-GAAP Net Income, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share, Non-GAAP Operating Income Margin, and Non-GAAP Diluted EPS Guidance

Non-GAAP Net Income, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share, and Non-GAAP Diluted Earnings Per Share Guidance exclude acquisition related amortization expense, acquisition related expense, impairment of goodwill and intangible asset, acquisition related stock compensation expense, restructuring and consolidation costs, non-cash amortization of interest rate swap expense and other income or charges that management does not consider to be directly related to the Company’s core operating performance.  Non-GAAP Diluted Earnings Per Share is calculated by dividing Non-GAAP Net Income by GAAP weighted average shares outstanding (diluted). Non-GAAP Operating Income Margin is calculated by dividing Non-GAAP Income From Operations by GAAP Net Sales.

Non-GAAP Adjusted EBITDA

Adjusted EBITDA represents earnings before interest, taxes, depreciation, acquisition related amortization, acquisition related costs, restructuring costs, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Adjusted EBITDA Margin

Non-GAAP Adjusted EBITDA margin is calculated by dividing Non-GAAP Adjusted EBITDA by GAAP Net Sales.

Non-GAAP Free Cash Flow

Non-GAAP Free Cash Flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities.

Non-GAAP Adjusted Free Cash Flow

Non-GAAP Adjusted Free Cash Flow is calculated by adding back the payment for the interest rate swap settlement to Non-GAAP Free Cash Flow.

Non-GAAP Operating Working Capital

Non-GAAP Operating Working Capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net Debt is calculated by subtracting cash from total debt.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the statements under “Business Outlook,” and statements regarding (a) the Company’s strategic priorities continuing to be managing costs, driving margin enhancement, de-levering its balance sheet and positioning the Company to grow and thrive as a premier industrial company for the long term, (b) the Company taking a cautious approach to its initial outlook for 2021, (c) the Company being hopeful that market conditions improve sooner than guidance currently assumes and the Company’s plans to revisit its outlook appropriately as it gain better visibility, (d) the Company’s confidence regarding its talent, financial discipline and market strength to continue to navigate the current environment while advancing its strategic priorities to solidify the Company as a world-class premier industrial company and (e) assumptions underlying the Company’s guidance, including assumptions that the general industrial economy will not begin to recover until late in 2021 and that approximately $40 million of cost savings realized in 2020 will gradually phase back in throughout 2021, with the full effect of the costs coming back by the second half of the year. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues involving the Company’s facilities or the Company’s customers, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) impairment or reduction of goodwill or intangible assets, (17) failure of operating equipment or information technology infrastructure, including cyber-attacks or other security breaches, and failure to comply with data privacy laws or regulations, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing Altra’s $400 million aggregate principal amount of 6.125% senior notes due 2026 and Altra’s revolving credit facility and term loan facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our enterprise resource planning system, (23) risks associated with the Svendborg, Stromag, and A&S acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28)  swap counterparty credit risk, including interest rate swap contracts, cross-currency swap contracts and hedging arrangements, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) risks related to our acquisition of A&S, including (a) the possibility that we may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate A&S, (b) expected or targeted future financial and operating performance and results, (c) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (d) our ability to retain key executives and employees, (e) slowdowns or downturns in economic conditions generally and in the markets in which the A&S businesses participate specifically, (f) lower than expected investments and capital expenditures in equipment that utilizes components produced by us or A&S, (g) lower than expected demand for our or A&S’s repair and replacement businesses, (h) our ability to successfully integrate the merged assets and the associated technology and achieve operational efficiencies, (i) the integration of A&S being more difficult, time-consuming or costly than expected, (j) the inability to undertake certain corporate actions that otherwise could be advantageous to comply with certain tax covenants, (k) potential unknown liabilities and unforeseen expenses related to the acquisition and (l) the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002, (33) exposure to United Kingdom political developments, including the effect of its withdrawal from the European Union, and the uncertainty surrounding the implementation and effect of Brexit and related negative developments in the European Union and elsewhere, (34) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (35) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, (36) the scope and duration of the COVID-19 global pandemic and its impact on global economic systems and our employees, sites, operations, customers and supply chain, including the impact of the pandemic on manufacturing and supply capabilities throughout the world, (37) adverse conditions in the credit and capital markets limiting or preventing the Company’s and its customers’ and suppliers’ ability to borrow or raise capital, (38) the Company’s ability to invest in new technologies and manufacturing techniques and to develop or adapt to changing technology and manufacturing techniques, (39) defects, quality issues, inadequate disclosure or misuse with respect to our products and capabilities, (40) changes in labor or employment laws, (41) the Company’s ability to recruit, retain and motivate key sales, marketing or engineering personnel, (42) unplanned repairs or equipment outages, (43) changes in the Company’s tax rates, including enactment of the 2017 Tax Act, or exposure to additional income tax liabilities or assessments, as well as audits by tax authorities, (44) the risks associated with the Company’s ability to successfully divest or otherwise dispose of businesses that that are deemed not to fit with our strategic plan or are not achieving the desired return on investment and (45) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

AIMC-E

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

christian.storch@altramotion.com